UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

GOLDMAN SACHS BDC, INC.

(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2023, Goldman Sachs BDC, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) by and among the Company, Goldman Sachs Asset Management, L.P. and Truist Securities, Inc. (the “Sales Agent”).

The Equity Distribution Agreement provides that the Company may from time to time issue and sell shares of its common stock, par value $0.001 per share (“Shares”), having an aggregate offering price of up to $200,000,000, through the Sales Agent, or to it as principal for its own account. Any issuance and sale of the Shares will be made pursuant to a prospectus supplement, dated November 15, 2023 (the “Prospectus Supplement”), as may be supplemented from time to time, and the accompanying prospectus, dated September 29, 2023 (together with the Prospectus Supplement, including any documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”), which constitute a part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-274797) that was filed with the Securities and Exchange Commission on September 29, 2023. Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange or a similar securities exchange, sales made to or through a market maker other than on an exchange, at market prices related to prevailing market prices or negotiated prices, sales made through any other existing trading market or electronic communications network, or by any other method permitted by law, including but not limited to privately negotiated transactions, which may include block trades, as the Company and the Sales Agent may agree. The Sales Agent will receive a commission from the Company up to 1.00% of the gross sales price of any Shares sold through the Sales Agent under the Equity Distribution Agreement.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include, among other things, making investments in portfolio companies in accordance with its investment objective and strategies. The Company may use a portion of the net proceeds of such offering to repay amounts outstanding under the Company’s senior secured revolving credit agreement with Truist Bank, as administrative agent, and Bank of America, N.A., as syndication agent (the “Revolving Credit Facility”). For the nine months ended September 30, 2023, amounts outstanding under the Revolving Credit Facility bore a weighted average interest rate of 6.87%. The Revolving Credit Facility matures on October 18, 2028. Affiliates of the Sales Agent are lenders under the Revolving Credit Facility. Accordingly, affiliates of the Sales Agent may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down outstanding indebtedness under the Revolving Credit Facility.

Although the Company has filed the Prospectus Supplement with the Securities and Exchange Commission, the Company has no obligation to sell any Shares under the Equity Distribution Agreement, and may at any time suspend the offering of Shares under the Equity Distribution Agreement. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Shares and determinations by the Company of its need for, and the appropriate sources of, additional capital.

The Equity Distribution Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description is only a summary of the material provisions of the Equity Distribution Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Sales Agent and its affiliates have provided in the past, and may provide from time to time in the future in the ordinary course of their business, certain commercial banking, financial advisory, investment banking and other services to, and its affiliates have provided, and may from time to time in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

5.1	Opinion and Consent of Fried, Frank, Harris, Shriver & Jacobson LLP, dated November 15, 2023.

10.1	Equity Distribution Agreement, dated as of November 15, 2023, among Goldman Sachs BDC, Inc., Goldman Sachs Asset Management, L.P. and Truist Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: November 15, 2023	By:	/s/ Alex Chi
Name: Alex Chi
Title: Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
Name: David Miller
Title: Co-Chief Executive Officer and Co-President